IA Global Announces Name Change to Asura Development Group, Inc. to pursue construction and clean technology business

SAN FRANCISCO – October 9, 2012 (BUSINESS WIRE) -- IA Global, Inc. (OTCQB: IAGI.QB) (the “Company”) announced today that it has changed its name to Asura Development Group, Inc. (“Asura”). The company implemented the name change to reflect a fundamental shift in its business strategy from a global services and technology company to a construction, development and clean technology company focused on rebuilding infrastructure in Japan following unprecedented natural disasters that have occurred there.  The company believes its new name, Asura Development Group, Inc., better represents the nature of its current core business, namely, home construction and design led by Zest Corporation Co Ltd and Zest Home Co Ltd (“Zest”) while allowing Asura to continue leveraging its construction business into the clean technology business by integrating solar PV into their home development projects.

Asura has embarked on an aggressive “saisei” or “rebirth” strategy and has refocused its business on construction and clean technology in the aftermath of the Tohuku earthquake, tsunami and Fukushima Daiichi nuclear disaster of 2011.  As a result, experts expect Japan’s dependency on nuclear energy to be phased out by the 2030s.  The government of Japan is accelerating the transition from nuclear power to alternative and clean energy in the form of sovereign guarantees over the next 20 years.  On July 1, 2012, a new Feed-in Tariff (FiT) program became effective, which guarantees a subsidy of 42 yen (55 cents) per kilowatt hour for solar energy installations or more than 4 times the former rate of 10 yen (13 cents) per kilowatt hour.   These incentives are expected to increase the renewable energy market in Japan from the current $12.7B per year to over $100B per year by the end of the decade and allow Japan to overtake Spain and Italy to become the world’s second largest market for solar PV. Asura intends on addressing both the home solar PV business, which represents 80% of the solar power generated in Japan along with commercial mega-solar projects, which the company plans to address through a merger and acquisition strategy.

The management of Asura believes that it is uniquely situated to take full advantage of new clean technology opportunities since it has significant technical and development experience in the cleantech business along with extensive operational experience in Japan. The “new” Asura has been through a rebirth process of its own by significantly cutting overhead, costs and company liabilities over the past two years and is now well positioned to build a solid company upon a firm foundation.  As such, the company plans to complete its audit and reporting requirements within the next few months and has recently re-engaged its financial resources.

Effective immediately, all future business activity will be conducted using the new name and the company headquarters has moved from San Francisco to Phoenix, Arizona. The new website is www.asuradevelopment.com. Except as noted, there have been no material changes in the company’s ownership or equity structure.

About Asura Development Group, Inc. (Formerly IA Global, Inc.)

Asura Development Group, Inc. is a construction, development and clean technology company dedicated to rebuilding infrastructure in Japan and abroad. The company is engaged in the home design and construction business and has expanded its market and asset base to address commercial infrastructure opportunities including residential and commercial clean energy installations along with other clean technology opportunities. Asura is employing this “saisei” or “rebirth” strategy by capturing the indomitable spirit of the Japanese people to rebuild Japan and the world through intelligent and focused acquisitions.

Contact:

Investor Relations

Asura Development Group, Inc.

15300 N. 90th Street, Suite 200

Scottsdale, AZ 85260

480-237-9932 (t)
415-723-7855 (f)
ir@asuradevelopment.com
www.asuradevelopment.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects.  Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of the company. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.